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                                                                    Exhibit 15
                             Arthur Andersen LLP



                          LETTER REGARDING UNAUDITED

                        INTERIM FINANCIAL INFORMATION



We are aware that HBO & Company has incorporated by reference in this Form S-8 Registration Statement its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Form 10-Q for the quarter ended March 31, 1998 which includes our report dated May 6, 1998, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



Arthur Andersen LLP

Atlanta, Georgia
June 10, 1998



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